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                                                                     EXHIBIT 4.3

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                         STANDARD TRUST AGREEMENT TERMS

                                 WITH RESPECT TO

                       ALLSTATE LIFE GLOBAL FUNDING TRUSTS

                               DATED AS OF -, 2004


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                                TABLE OF CONTENTS

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ARTICLE 1    DEFINITIONS.......................................................................1

   SECTION 1.1    DEFINITIONS..................................................................1
   SECTION 1.2    OTHER DEFINITIONAL PROVISIONS................................................6

ARTICLE 2    CREATION OF TRUST.................................................................6

   SECTION 2.1    NAME OF THE TRUST............................................................6
   SECTION 2.2    OFFICE OF THE DELAWARE TRUSTEE; PRINCIPAL PLACE OF BUSINESS..................6
   SECTION 2.3    STATUTORY TRUST..............................................................7
   SECTION 2.4    TRUST BENEFICIAL OWNER.......................................................7
   SECTION 2.5    PURPOSES OF THE TRUST........................................................7
   SECTION 2.6    ALLOCATION OF TRUST EXPENSES.................................................8
   SECTION 2.7    LIABILITY....................................................................8
   SECTION 2.8    INCOME TAX TREATMENT.........................................................8
   SECTION 2.9    SITUS OF TRUST...............................................................8

ARTICLE 3    PAYMENT ACCOUNT...................................................................8

ARTICLE 4    NOTES; COLLATERAL.................................................................9

   SECTION 4.1    ISSUANCE OF NOTES............................................................9
   SECTION 4.2    ACQUISITION OF FUNDING NOTE AND FUNDING AGREEMENTS...........................9
   SECTION 4.3    SECURITY INTEREST IN THE COLLATERAL..........................................9
   SECTION 4.4    TITLE TO COLLATERAL.........................................................10

ARTICLE 5    REPRESENTATIONS AND WARRANTIES BY THE DELAWARE TRUSTEE...........................10

ARTICLE 6    DELAWARE TRUSTEE.................................................................11

   SECTION 6.1    GENERAL AUTHORITY...........................................................11
   SECTION 6.2    GENERAL DUTIES..............................................................16
   SECTION 6.3    SPECIFIC DUTIES.............................................................16
   SECTION 6.4    ACCEPTANCE OF TRUST AND DUTIES; LIMITATION ON LIABILITY.....................17
   SECTION 6.5    RELIANCE; ADVICE OF COUNSEL.................................................20
   SECTION 6.6    DELEGATION OF AUTHORITIES AND DUTIES........................................21
   SECTION 6.7    INDEMNIFICATION.............................................................21

ARTICLE 7    DISSOLUTION, LIQUIDATION AND TERMINATION.........................................21

   SECTION 7.1    TERMINATION OF AGREEMENT....................................................21
   SECTION 7.2    LIQUIDATION; DISTRIBUTIONS..................................................21

ARTICLE 8    SUCCESSOR AND ADDITIONAL DELAWARE TRUSTEES.......................................22
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   SECTION 8.1    ELIGIBILITY REQUIREMENTS FOR THE DELAWARE TRUSTEE...........................22
   SECTION 8.2    RESIGNATION OR REMOVAL OF THE DELAWARE TRUSTEE..............................22
   SECTION 8.3    SUCCESSOR DELAWARE TRUSTEE..................................................23
   SECTION 8.4    MERGER OR CONSOLIDATION OF DELAWARE TRUSTEE.................................24
   SECTION 8.5    APPOINTMENT OF CO-DELAWARE TRUSTEE OR SEPARATE DELAWARE TRUSTEE.............24
   SECTION 8.6    DELAWARE TRUSTEE MAY OWN NOTES..............................................26

ARTICLE 9    MISCELLANEOUS PROVISIONS.........................................................26

   SECTION 9.1    LIMITATION ON RIGHTS OF OTHERS..............................................26
   SECTION 9.2    AMENDMENTS..................................................................26
   SECTION 9.3    NOTICES.....................................................................27
   SECTION 9.4    NO RECOURSE.................................................................29
   SECTION 9.5    LIMITED RECOURSE............................................................29
   SECTION 9.6    NO PETITION.................................................................29
   SECTION 9.7    GOVERNING LAW...............................................................30
   SECTION 9.8    SEVERABILITY................................................................30
   SECTION 9.9    THIRD PARTY BENEFICIARIES...................................................30
   SECTION 9.10   COUNTERPARTS................................................................30

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     This document constitutes the Standard Trust Agreement Terms, which will be incorporated by reference in, and form a part of, the Trust Agreement (as defined below) among Wilmington Trust Company, a Delaware banking corporation, as Delaware trustee, (the "DELAWARE TRUSTEE"), AMACAR Pacific Corp., a Delaware corporation, as the sole administrator of the Trust (as defined below) (the "ADMINISTRATOR") and Allstate Life Global Funding, a statutory trust formed under the laws of the State of Delaware, as the sole beneficial owner of the Trust (the "TRUST BENEFICIAL OWNER").

     These Standard Trust Agreement Terms shall not in and of itself create a trust and shall be of no force and effect unless and until incorporated by reference in, and then only to the extent not modified by, the Trust Agreement.

     The following terms and provisions shall govern the activities of the Trust, subject to contrary terms and provisions expressly adopted in the Trust Agreement, which contrary terms shall be controlling.

                                    ARTICLE 1
                                   DEFINITIONS

     SECTION 1.1 DEFINITIONS. The following terms have the meanings set forth below:

     "ADMINISTRATIVE SERVICES AGREEMENT" means that certain Administrative Services Agreement, included in Part B of the Series Instrument, between the Administrator and the Trust, as the same may be amended, restated, modified, supplemented or replaced from time to time.

     "ADDITIONAL AMOUNTS" has the meaning set forth in the Indenture.

     "ADMINISTRATOR" means the party named as such in the preamble, in its capacity as the sole administrator of the Trust pursuant to the Administrative Services Agreement, and its successors.

     "AFFILIATE" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, that Person and, in the case of an individual, any spouse or other member of that individual's immediate family. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

     "AGENTS" has the meaning set forth in the Distribution Agreement.

     "ALLSTATE LIFE" means Allstate Life Insurance Company, a stock life insurance company organized and licensed under the laws of the State of Illinois, and any successor.

     "BUSINESS DAY" has the meaning set forth in the Indenture.

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     "CERTIFICATE OF TRUST" means the Certificate of Trust of the Trust as filed with the Secretary of State of the State of Delaware.

     "CLOSING INSTRUMENT" means the closing instrument of the Trust, pursuant to which the Indenture is entered into, and certain other documents are executed, in connection with the issuance of the Notes by the Trust.

     "CODE" means the Internal Revenue Code of 1986, as amended, including any successor or amendatory statutes and any applicable rules, regulations, notices or orders promulgated thereunder.

     "COLLATERAL" has the meaning ascribed in the Indenture.

     "COMMISSION" means the Securities and Exchange Commission or any successor body.

     "COORDINATION AGREEMENT" means that certain Coordination Agreement included in Part F of the Series Instrument, among Allstate Life Insurance Company, the Trust and the Indenture Trustee, as the same may be amended, modified or supplemented from time to time.

     "CORPORATE TRUST OFFICE" means the principal office of the Delaware Trustee located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.

     "DEBT" of any Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (iv) all contingent and non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (v) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vi) all Guarantees by such Person of Debt of another Person (each such Guarantee to constitute Debt in an amount equal to the amount of such other Person's Debt Guaranteed thereby).

     "DELAWARE STATUTORY TRUST ACT" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801, et seq., as amended from time to time.

     "DELAWARE TRUSTEE" means the party named as such in the preamble, in its capacity as the sole Delaware trustee of the Trust, and its successors. If there shall be at any time more than one Delaware Trustee under the Trust Agreement, "DELAWARE TRUSTEE" shall mean each such Delaware Trustee.

     "DISTRIBUTION AGREEMENT" means that certain Distribution Agreement dated as of -, 2004, by and among Global Funding and the Agents named therein, as the same may be amended, restated, modified, supplemented or replaced from time to time.

     "DTC" means The Depository Trust Company and its successors and assigns.

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     "FUNDING AGREEMENT" means each funding agreement issued by Allstate Life to
Global Funding, which is sold to, and deposited into, the Trust by Global Funding, and immediately pledged and collaterally assigned by the Trust to the Indenture Trustee, as the same may be amended, restated, modified, supplemented or replaced from time to time in accordance with the terms thereof.

     "FUNDING AGREEMENT EVENT OF DEFAULT" means an "Event of Default" as defined in the Funding Agreement.

     "FUNDING NOTE" has the meaning set forth in Part F of the Series
Instrument.

     "GLOBAL FUNDING" means Allstate Life Global Funding, a statutory trust formed under the laws of the State of Delaware.

     "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by virtue of an agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), (ii) to reimburse a bank for amounts drawn under a letter of credit for the purpose of paying such Debt or (iii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); PROVIDED that the term "GUARANTEE" shall not include endorsements for collection or deposit in the ordinary course of business.

     "HOLDER" has the meaning set forth in the Indenture.

     "INDENTURE" means that certain Indenture included in Part A of the Closing Instrument, between the Trust and the Indenture Trustee, as the same may be amended, restated modified or supplemented from time to time.

     "INDENTURE TRUSTEE" means the party named as such in the preamble to the Indenture, and, subject to the applicable provisions of the Indenture, its successors.

     "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended, as it may be amended or supplemented from time to time, and any successor statute thereto, and the rules, regulations and published interpretations of the Commission promulgated thereunder from time to time.

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has substantially the same practical effect as a security interest, in respect of such asset. For purposes hereof, the Trust shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

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     "NAME LICENSING AGREEMENT" means that certain Name Licensing Agreement included in Part D of the Series Instrument, between Allstate Insurance Company and the Trust, as the same may be amended, restated, modified, supplemented or replaced from time to time.

     "NOTE" has the meaning set forth in the Indenture.

     "NOTE CERTIFICATE" has the meaning set forth in the Indenture.

     "OBLIGATIONS" means the obligations of the Trust secured under the Notes and the Indenture, including (a) all principal of, any premium and interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Trust, whether or not allowed or allowable as a claim in any such proceeding) on, and any Additional Amounts with respect to, the Notes or pursuant to the Indenture, (b) all other amounts payable by the Trust under the Indenture or under the Notes including all costs and expenses (including attorneys' fees) incurred by the Indenture Trustee or any Holder thereof in realizing on the Collateral to satisfy such obligations and (c) any renewals or extensions of the foregoing.

     "ORIGINAL ISSUE DATE" has the meaning set forth in the Pricing Supplement.

     "PAYING AGENT" has the meaning set forth in the Indenture.

     "PAYMENT ACCOUNT" means the segregated non-interest-bearing corporate trust account for the Trust maintained by the Delaware Trustee in its trust department in which all amounts paid to the Delaware Trustee in respect of the Collateral will be held and from which the Delaware Trustee shall make payments pursuant to
Section 3.1(b) and Article 7 of the Trust Agreement, to the extent such amounts are paid to the Trust and deposited in the Payment Account.

     "PERSON" means any natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, limited liability company, trust (including any beneficiary thereof), bank, trust company, land trust, business trust, statutory trust or other organization, whether or not a legal entity, and governments and agencies and political subdivisions thereof.

     "PRICING SUPPLEMENT" means, the pricing supplement attached to the Series Instrument as Annex A, as prepared by the Trust in connection with the issuance of the Notes, as the same may be amended, restated, modified, supplemented or replaced from time to time.

     "PROGRAM" has the meaning set forth in the Indenture.

     "PROGRAM DOCUMENTS" means each Note, the Series Instrument, the Indenture, the Trust Agreement, the Administrative Services Agreement, the Support Agreement, the Name Licensing Agreement, the Distribution Agreement, the Terms Agreement, each Funding Agreement and any other documents, certificates, agreements or instruments entered into by, or with respect to, or on behalf of, the Trust.

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     "RATING AGENCY" means each of Moody's Investors Services, Inc., Standard &
Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., and any other rating agency which provides a rating of the Notes.

     "REGISTRAR" has the meaning set forth in the Indenture.

     "RESPONSIBLE OFFICER" means any vice president, assistant vice president, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer, or any other officer of the Delaware Trustee, as the case may be, customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

     "SECRETARY OF STATE" means the Secretary of State of the State of Delaware.

     "SECURITIES ACT" means the Securities Act of 1933, as it may be amended or supplemented from time to time, and any successor statute thereto, and the rules, regulations and published interpretations of the Commission promulgated thereunder from time to time.

     "SECURITY INTEREST" has the meaning set forth in the Indenture.

     "SERIES INSTRUMENT" means the series instrument of the Trust, pursuant to which the Administrative Services Agreement, the Coordination Agreement, the Name Licensing Agreement, the Support Agreement, the Terms Agreement and the Trust Agreement are entered into, and certain other documents are executed, in connection with the issuance of the Notes by the Trust.

     "STANDARD TRUST AGREEMENT TERMS" means these Standard Trust Agreement
Terms.

     "STANDING ORDER" has the meaning set forth in Section 3.1(d).

     "SUPPLEMENTAL INDENTURE" has the meaning set forth in the Indenture.

     "SUPPORT AGREEMENT" means that certain Support and Expenses Agreement included in Part C of the Series Instrument, by and between Allstate Life and the Trust, as the same may be amended, restated, modified, supplemented or replaced from time to time.

     "TERMS AGREEMENT" means that certain Terms Agreement included in Part E of the Series Instrument, by and among Global Funding, the Trust and each Agent named therein, which will incorporate by reference the terms of the Distribution Agreement.

     "TRUST" means the Allstate Life Global Funding Trust specified in the Series Instrument, together with its permitted successors and assigns.

     "TRUST AGREEMENT" means that certain Trust Agreement included in Part A of the Series Instrument, and which incorporates by reference these Standard Trust Agreement Terms, by and among the Delaware Trustee, the Administrator and the Trust Beneficial Owner, as the same may be amended, restated, modified, supplemented or replaced from time to time.

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     "TRUST BENEFICIAL OWNER" means the party named as such in the preamble, in its capacity as the sole beneficial owner of the Trust, and its successors.

     "TRUST EXPIRATION DATE" means the date on which all of the outstanding Notes are redeemed in full by the Trust.

     "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, as it may be amended.

     "UCC" means the Uniform Commercial Code, as from time to time in effect in the State of New York; PROVIDED THAT, with respect to the perfection, effect of perfection or non-perfection, or priority of any security interest in the Collateral, "UCC" shall mean the applicable jurisdiction whose law governs such perfection, non-perfection or priority.

     SECTION 1.2 OTHER DEFINITIONAL PROVISIONS. For all purposes of the Trust Agreement except as otherwise expressly provided or unless the context otherwise requires:

     (a) the terms defined in this Article shall have the meanings ascribed to them in this Article and shall include the plural as well as the singular;

     (b) all accounting terms not otherwise defined in the Trust Agreement have the meanings assigned to them in accordance with generally accepted accounting principles in the United States and, except as otherwise expressly provided in the Trust Agreement, the term "generally accepted accounting principles" with respect to any computation required or permitted under the Trust Agreement shall mean such accounting principles as are generally accepted at the date of such computation in the United States;

     (c) the words "include", "includes" and "including" shall be construed to be followed by the words "without limitation";

     (d) Article and Section headings are for the convenience of the reader and shall not be considered in interpreting the Trust Agreement or the intent of the parties to the Trust Agreement; and

     (e) capitalized terms not otherwise defined in the Trust Agreement will have the respective meanings set forth in the Indenture.

                                    ARTICLE 2
                                CREATION OF TRUST

     SECTION 2.1 NAME OF THE TRUST. The Trust created under the Trust Agreement shall have the name specified in the Series Instrument. The Trust's activities shall be conducted under the name of the Trust.

     SECTION 2.2 OFFICE OF THE DELAWARE TRUSTEE; PRINCIPAL PLACE OF BUSINESS. The principal office of the Trust shall be in care of the Delaware Trustee at the Corporate Trust Office, or such other address in the State of Delaware as the Delaware Trustee may designate by

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written notice to the Trust Beneficial Owner, the Indenture Trustee, the
Administrator and the Rating Agencies. The Trust shall also maintain an office in care of the Administrator at:

               c/o AMACAR Pacific Corp.
               6525 Morrison Boulevard, Suite 318
               Charlotte, North Carolina 28211
               Attention: President

     SECTION 2.3 STATUTORY TRUST. It is the intention of the parties that the Trust constitute a statutory trust organized under the Delaware Statutory Trust Act and that the Trust Agreement constitute the governing instrument of the Trust. Pursuant to Section 3810 of the Delaware Statutory Trust Act, on or before the date of the Trust Agreement, the Delaware Trustee shall file a Certificate of Trust with the Secretary of State to form the Trust. The parties to the Trust Agreement hereby appoint the Delaware Trustee as trustee of the Trust, to have all rights, powers and duties set forth in the Trust Agreement and in accordance with the applicable law, subject to modification by the Trust Agreement, with respect to accomplishing the purposes of the Trust.

     SECTION 2.4 TRUST BENEFICIAL OWNER. The Trust Beneficial Owner shall not be required to make any deposit, perform any service or otherwise provide any consideration in exchange for its beneficial interest in the Trust. The beneficial interest of the Trust Beneficial Owner in the Trust will not be represented by any certificate or other instrument. Upon the creation of the Trust, the Trust Beneficial Owner shall be the beneficial owner of the Trust and shall have an undivided beneficial ownership interest in the property related to the Trust. To the fullest extent permitted by law, any attempted transfer of the Trust Beneficial Owner's interest in the Trust shall be void.

     SECTION 2.5 PURPOSES OF THE TRUST. The exclusive purposes and functions of the Trust are, and the Trust shall have the power and authority, to:

     (a)  issue and sell the Notes,

     (b) use the net proceeds from the sale of the Notes to acquire the Funding Note,

     (c) receive one or more Funding Agreements from Global Funding pursuant to the terms of the Funding Note,

     (d) grant a security interest in, and pledge and collaterally assign, the rights, title and interest of the Trust in the Collateral to the Indenture Trustee for the benefit of the Holders of the Notes and any other Person for whose benefit the Indenture Trustee is or will be holding the Collateral,

     (e) make, or cause to be made, all payments due in respect of the Notes, in accordance with the terms of the Indenture, and

     (f) engage in other activities and enter into other agreements, in each case that are necessary, suitable or convenient to accomplish the foregoing or are incidental to or connected with those activities, including the execution, delivery and performance of the Series Instrument, the Closing Instrument and the Program Documents to which it is a signatory.

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     SECTION 2.6 ALLOCATION OF TRUST EXPENSES. Any costs and expenses of the
Trust shall be paid by Allstate Life pursuant to the Support Agreement to the extent provided therein.

     SECTION 2.7 LIABILITY. None of the Delaware Trustee, the Administrator, the Trust Beneficial Owner or the Holders shall have any personal liability for any liability or obligation of the Trust.

     SECTION 2.8 INCOME TAX TREATMENT. The parties agree, and each Holder and beneficial owner of Notes by purchasing the Notes agrees, for all United States Federal, state and local income and franchise tax purposes (i) to treat the Notes as indebtedness of Allstate Life, (ii) Global Funding and the Trust will be ignored and will not be treated as an association or a publicly traded partnership taxable as a corporation and (iii) to not take any action inconsistent with the treatment described in (i) and (ii) unless otherwise required by law.

     SECTION 2.9 SITUS OF TRUST. The Trust shall be located in the State of Delaware. The Trust shall have the right, upon consent of the Indenture Trustee, and under certain circumstances set forth in the Indenture, to change its domicile from Delaware to any other jurisdiction. All bank accounts maintained by the Delaware Trustee on behalf of the Trust shall be located in the State of Delaware except that those accounts established under the Indenture shall be maintained with the Indenture Trustee in accordance with the Indenture. The Trust shall not have any employees in any state other than in the State of Delaware.

                                    ARTICLE 3
                                 PAYMENT ACCOUNT

     SECTION 3.1 PAYMENT ACCOUNT.

     (a) On the Original Issue Date, the Delaware Trustee shall establish the Payment Account. The Delaware Trustee and any agent of the Delaware Trustee shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with the Trust Agreement and the Indenture. Subject to the Indenture, all funds or other property received by the Delaware Trustee on behalf of the Trust in respect of the Collateral will be deposited in the Payment Account. All funds and other property deposited or held from time to time in the Payment Account shall be held by the Delaware Trustee in the Payment Account for the exclusive benefit of the Trust Beneficial Owner, subject to the security interest in the Collateral in favor of the Indenture Trustee on behalf of the Holders of the Notes and any other Person for whose benefit the Indenture Trustee is or will be holding the Collateral, and for distribution by the Delaware Trustee as provided in the Trust Agreement, including (and subject to) any priority of payments provided for in the Trust Agreement.

     (b) Except for payments made on the Trust Expiration Date or otherwise pursuant to Section 7.3, all funds and other property deposited into the Payment Account shall be distributed by the Trust as follows:

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     FIRST, to the Indenture Trustee for the payment of all amounts then due and unpaid upon the Notes and any other amounts due and payable in accordance with the Indenture; and

     SECOND, any remaining funds and other property deposited into the Payment Account shall be distributed to the Trust Beneficial Owner.

     (c) The Delaware Trustee shall deposit in the Payment Account, promptly upon receipt, any payments received with respect to the Collateral. Amounts held in the Payment Account shall not be invested by the Delaware Trustee.

     (d) Notwithstanding anything in the Trust Agreement to the contrary, the Delaware Trustee, on behalf of the Trust, shall execute a standing order (the "STANDING ORDER") to the Indenture Trustee pursuant to which the Indenture Trustee shall distribute all amounts due and unpaid under Section 3.1(b); PROVIDED, HOWEVER, that all payments to be made by the Trust to the Trust Beneficial Owner on the Trust Expiration Date or otherwise pursuant to Section 7.3 of the Trust Agreement shall be made by the Delaware Trustee on behalf of the Trust. For so long as (i) the Delaware Trustee, on behalf of the Trust, has not rescinded the Standing Order and (ii) the Indenture Trustee is able to, and does, comply with the Standing Order, the Delaware Trustee will not be required to establish a separate Payment Account in accordance with Section 3.1; PROVIDED, HOWEVER, that the Delaware Trustee shall establish a separate Payment Account to facilitate payments made on the Trust Expiration Date or otherwise pursuant to Section 7.3 of the Trust Agreement.

                                    ARTICLE 4
                                NOTES; COLLATERAL

     SECTION 4.1 ISSUANCE OF NOTES. The Trust shall, in accordance with the Indenture, issue and deliver or cause to be issued and delivered the aggregate principal amount of the Notes specified in the Pricing Supplement against payment therefor. The Holders of the Notes shall only have a right to receive payments from the Collateral as described in the Indenture and shall have no right to receive payments from the assets of Global Funding or the assets held in any other trust organized under the Program.

     SECTION 4.2 ACQUISITION OF FUNDING NOTE AND FUNDING AGREEMENTS. In connection with the issuance and sale of the Notes, pursuant to Articles 2 and 3 of the Coordination Agreement: (i) the Trust will use the net proceeds received from the offering of Notes to purchase the Funding Note from Global Funding;
(ii) Global Funding will use the net proceeds received from the sale of the Funding Note to purchase one or more Funding Agreements; and (iii) Global Funding will immediately assign absolutely to, and deposit into, the Trust each such Funding Agreement, and the relevant Funding Note will be surrendered pursuant to the terms of the Funding Note.

     SECTION 4.3 SECURITY INTEREST IN THE COLLATERAL. Simultaneously with the issuance and sale of the Notes, pursuant to the Indenture, the Trust shall pledge and collaterally assign to the Indenture Trustee, and will grant to the Indenture Trustee, for the benefit of the Holders of

                                        9
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the Notes and any other Person for whose benefit the Indenture Trustee is or will be holding the Collateral, a security interest in and to the Collateral, including, without limitation, each Funding Agreement purchased by the Trust.

     SECTION 4.4 TITLE TO COLLATERAL. Legal title to the Collateral shall be vested at all times in the Trust as a separate legal entity, except where applicable law in any jurisdiction requires title to any part of the Collateral to be vested in the Delaware Trustee or any co-Delaware Trustee, in which case legal title shall be deemed to be vested in the Delaware Trustee or any co-Delaware Trustee appointed under the Trust Agreement for such purpose, and shall be held and administered by the Delaware Trustee for the benefit of the Trust and each Holder, subject to the rigths of the Indenture Trustee pursuant to the Indenture.

                                    ARTICLE 5
             REPRESENTATIONS AND WARRANTIES BY THE DELAWARE TRUSTEE

     The Delaware Trustee represents and warrants for the benefit of the Holders and the Trust Beneficial Owner as follows:

     (a) it is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and it is a "bank" within the meaning of Section 581 of the Code;

     (b) it is a "United States person" within the meaning of Section 7701(a)(30) of the Code;

     (c) it has full corporate or other power, authority and legal right to execute, deliver and perform its obligations under the Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of the Trust Agreement;

     (d) the Trust Agreement has been duly authorized, executed and delivered by it and constitutes the valid and legally binding agreement of it enforceable against it in accordance with its terms;

     (e) neither the execution or delivery by it of the Trust Agreement, nor the performance by it of its obligations under the Trust Agreement, will (i) violate its organizational documents, (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any Lien on any properties or assets held in the Trust pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other contract, agreement, judgment, order or instrument to which it is a party or by which it is bound, or (iii) violate any law, governmental rule or regulation of the State of Delaware or the United States governing the banking, trust or general powers of it or any order, judgment or decree applicable to it;

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     (f)  the authorization, execution or delivery by it of the Trust Agreement and the consummation of any of the transactions by it contemplated by the Trust Agreement do not require the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency (other than the filing of the Certificate of Trust with the Secretary of State); and

     (g) there are no proceedings pending or, to the best of its knowledge, threatened against or affecting it in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would materially and adversely affect the Trust or would question the right, power and authority of it to enter into or perform its obligations under the Trust Agreement.

                                    ARTICLE 6
                                DELAWARE TRUSTEE

     SECTION 6.1 GENERAL AUTHORITY.

     (a) The Delaware Trustee is authorized and empowered, among other things, to (a) execute and deliver on behalf of the Trust the Program Documents and each certificate or other document attached as an exhibit to, or contemplated by, the Program Documents and any amendment or other agreement to any of the Program Documents, (b) take all actions required of the Trust pursuant to the Program Documents including, but not limited to (i) paying, or causing to be paid, on behalf of the Trust any amounts due and owing by the Trust under the Program Documents or any other documents or instruments to which the Trust is a party, (ii) providing certificates required under the Program Documents or other documents or instruments to which the Trust is a party and (iii) preparing for execution or executing amendments to and waivers under the Program Documents or any other documents or instruments deliverable by the Trust thereunder or in connection therewith or with the Trust Agreement, (c) cause the Trust to perform under the Program Documents and (d) engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or any other of the purposes of the Trust or are incidental thereto or connected therewith including, from time to time, taking such action on behalf of the Trust as is permitted by the Program Documents. In addition to any other duties under the Trust Agreement, the Delaware Trustee shall be the trustee of the Trust for the purpose of fulfilling the requirements of Section 3807 of the Delaware Statutory Trust Act. Subject to the limitations set forth in Section 6.1(b), the Delaware Trustee shall have the power and authority to act on behalf of the Trust, with respect to the following matters:

          (i) to execute and deliver on behalf of the Trust the Notes in accordance with the Trust Agreement and the Indenture;

          (ii) to cause the Trust to perform the Trust Agreement and to enter into, and to execute, deliver and perform on behalf of the Trust, the documents

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                  contained in the Series Instrument and the Closing Instrument,
                  the Distribution Agreement, the Notes, the Funding Note, each Funding Agreement and such other certificates, other documents or agreements as may be necessary, contemplated by or desirable in connection with the purposes and function of the Trust or any of the above-referenced documents;

          (iii) subject to the applicable provisions of the Indenture, to receive and maintain custody of each Funding Agreement and to exercise all of the rights, powers and privileges of an owner or policyholder of each Funding Agreement;

          (iv) to grant to the Indenture Trustee a security interest in the Collateral for the Notes and to pledge and collaterally assign the rights, title and interest of the Trust in the Collateral to the Indenture Trustee for the benefit of the Holders of Notes and any other Person on whose behalf the Indenture Trustee is or will be holding the Collateral, and to seek release of such security interest upon payment in full of all amounts required to be paid with respect to the Notes pursuant to the terms and conditions of the Notes or the Indenture;

          (v)     to establish the Payment Account;

          (vi) to send notices regarding the Notes and the Funding Agreements to Allstate Life, the Indenture Trustee, the Rating Agencies, the Trust Beneficial Owner and the applicable Agents under the Terms Agreement in accordance with the terms of the Notes, the Indenture, each Funding Agreement and the Trust Agreement;

          (vii) to take all actions necessary or appropriate to enable the Trust to comply with Section 2.8 of the Trust Agreement regarding income tax treatment;

          (viii) after the occurrence of a Funding Agreement Event of Default actually known to a Responsible Officer, subject to the applicable provisions of the Indenture, to take any action as it may from time to time determine (based solely upon the advice of counsel) is necessary or advisable to give effect to the terms of the Trust Agreement and to protect and conserve the Collateral for the benefit of each Holder (without consideration of the effect of any such action on any particular Holder) and, within five Business Days after the occurrence of a Funding Agreement Event of Default actually known to a Responsible Officer, to give notice thereof to the Administrator, the Trust Beneficial Owner and the Indenture Trustee;

          (ix) to the extent permitted by the Trust Agreement, to participate in the winding up of the affairs of and liquidation of the Trust and assist with the preparation, execution and filing of a certificate of cancellation with the Secretary of State;

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          (x)     subject to the Indenture, to take any action and to execute any documents on behalf of the Trust, incidental to the foregoing as the Delaware Trustee may from time to time determine (based on the advice of counsel) is necessary or advisable to give effect to the terms of the Trust Agreement;

          (xi)    to execute and file documents with the Secretary of State; and

          (xii) to accept service of process on behalf of the Trust in the State of Delaware.

     It is expressly understood and agreed that the Delaware Trustee shall be entitled to engage outside counsel, independent accountants and other experts appointed with due care to assist the Delaware Trustee in connection with the performance of its duties and powers set forth in this Section 6.1(a), including, without limitation, certificates, reports, opinions, notices or any other documents. The Delaware Trustee shall be entitled to rely conclusively on the advice of such counsel, accountants and other experts in the performance of all its duties under the Trust Agreement and shall have no liability for any documents prepared by such counsel, accountants or experts or any action or inaction taken pursuant to the advice of such counsel, accountants or experts. Any expenses of such counsel, accountants and experts shall be paid by the Trust.

     (b) So long as the Trust Agreement remains in effect, the Trust (and the Delaware Trustee and the Administrator acting on behalf of the Trust) shall not undertake any business, activity or transaction except as expressly provided for or contemplated by the Trust Agreement or the Indenture. In particular, the Trust shall not, except as otherwise contemplated by the Indenture:

          (i) sell, transfer, exchange, assign, lease, convey or otherwise dispose of any assets held in the Trust (as of the date of the Trust Agreement or thereafter acquired), including, without limitation, any portion of the Collateral, except as expressly permitted under the Indenture;

          (ii) engage in any business or activity other than in connection with, or relating to, (A) the performance of the Trust Agreement and the execution, delivery and performance of any documents, including the Program Documents (other than the Trust Agreement as set forth above), relating to the Notes and the transactions contemplated thereby, (B) the issuance of the Notes pursuant to the Indenture and (C) any activities, including entering into agreements that are necessary, suitable or convenient to accomplish the purposes of the Trust specified in Section 2.5;

          (iii) incur, directly or indirectly, any Debt except for the Notes or as otherwise contemplated under the Indenture or the Trust Agreement;

          (iv) (A) permit the validity or effectiveness of the Indenture or the Security Interest securing the Notes to be impaired, or permit such Security Interest to be amended, hypothecated, subordinated, terminated or discharged, (B) permit any Person to be released from any covenants or obligations under any Funding Agreement securing the Notes, except as expressly permitted thereunder, under the Indenture, the Trust Agreement, or each applicable Funding Agreement, (C) create, incur, assume, or permit any Lien or other encumbrance (other than the Security Interests securing the Notes) on any of its properties or assets, or any interest therein or the proceeds thereof, or (D) permit a Lien with respect to the Collateral not to constitute a valid first priority perfected security interest in the Collateral securing the Notes;

          (v) amend, modify or fail to comply with any material provision of the Trust Agreement, except for any amendment or modification of the Trust Agreement expressly permitted under the Trust Agreement or under the Indenture or the relevant Funding Agreement(s);

          (vi) own any subsidiary or lend or advance any funds to, or make any investment in, any Person, except for an investment in the Funding Agreements, the Funding Note or the investment of any funds of the Trust held by the Indenture Trustee, Paying Agent, Registrar, Delaware Trustee or Administrator as provided in (or in the documents or agreements contained in) the Series Instrument or the Closing Instrument, or in any Funding Agreement;

          (vii) directly or indirectly declare or pay a distribution or make any distribution or other payment, or redeem or otherwise acquire or retire for value any securities other than the Notes, PROVIDED that the Trust may declare or pay a distribution or make any distribution or other payment to the Trust Beneficial Owner in compliance with the Trust Agreement if the Trust has paid or made provision for the payment of all amounts due to be paid on the Notes, and pay all of its debt, liabilities, obligations and expenses, the payment of which is provided for under the Support Agreement;

          (viii) become required to register as an "investment company" under and as such term is defined in the Investment Company Act of 1940, as amended;

          (ix) except as permitted under the Indenture, enter into any transaction of merger or consolidation or liquidate or dissolve itself (or, to the fullest extent permitted by law, suffer any liquidation or dissolution), or acquire by purchase or otherwise all or substantially all the business or assets of, or any stock or other evidence of beneficial ownership of, any Person;

          (x) take any action that would cause the Trust not to be either ignored or treated as a grantor trust for United States Federal income tax purposes;

          (xi) issue any Notes unless Allstate Life has affirmed in writing to the Trust that it has made changes to its books and records to reflect the grant of a security interest in, and the making of an assignment for collateral purposes of, the relevant Funding Agreement(s) by the Trust to the

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

                  Indenture Trustee in accordance with the terms of such Funding Agreement and the Trust has taken such other steps as may be necessary to cause the Security Interest in or assignment for all collateral purposes of, the Collateral to be perfected for purposes of the UCC or effective against its creditors and subsequent purchasers of the Collateral pursuant to insurance or other state laws;

          (xii) make any deduction or withholding from any payment of principal of or interest on the Notes (other than amounts that may be required to be withheld or deducted from such payments under the Code or any other applicable tax law) by reason of the payment of any taxes levied or assessed upon any portion of the Collateral except to the extent specified in the Indenture or a Note Certificate or Supplemental Indenture;

          (xiii) have any employees other than the Delaware Trustee, the Administrator or any other Persons necessary to conduct its business and enter into transactions contemplated under the Program Documents;

          (xiv) have an interest in any bank account other than (A) those accounts contemplated by the Program Documents, and (B) those accounts expressly permitted by the Indenture Trustee; PROVIDED that any such further account or such interest of the Trust therein shall be charged or otherwise secured in favor of the Indenture Trustee on terms acceptable to the Indenture Trustee;

          (xv) permit any Affiliate, employee or officer of Allstate Life or any agent of Allstate Life or Agent to be a trustee of the Trust; or

          (xvi) commingle any of its assets with assets of any of the Trust's Affiliates, or guarantee any obligation of any of the Trust's Affiliates.

     (c) Notwithstanding any other provision of the Trust Agreement, the Delaware Trustee and the Administrator, acting on behalf of the Trust, shall not take any action that would cause the Trust not to be either ignored or treated as a "grantor trust" for United States Federal income tax purposes.

     (d) The Delaware Trustee shall, based on the advice of counsel, defend against all claims and demands of all Persons at any time claiming any Lien on any of the assets of the Trust adverse to the interest of the Trust or any Holder, other than the security interest in the Collateral granted in favor of the Indenture Trustee for the benefit of each Holder of the Notes and any other Person for whose benefit the Indenture Trustee is or will be holding the Collateral.

     (e) If and for so long as any Funding Agreement is held by the Delaware Trustee for the benefit of the Trust, the Delaware Trustee shall not
          (i) waive any default under the Funding Agreement or (ii) consent to any amendment, modification or termination of the Funding Agreement, without, in each case, obtaining the prior approval of the Indenture Trustee in accordance with the Indenture and an opinion of counsel experienced in such matters to the effect that any such action shall not cause the Trust not to be either ignored or treated as a grantor trust for United States Federal income tax purposes. The Delaware Trustee, upon a Responsible Officer obtaining actual knowledge of the occurrence of a Funding Agreement Event of Default, will notify the Indenture Trustee of any such Funding Agreement Event of Default.

     (f) The Delaware Trustee is authorized and directed to conduct the affairs of the Trust and to operate the Trust so that the Trust will not (i) become required to register as an "investment company" under the Investment Company Act or (ii) fail to be either ignored or treated as a grantor trust for United States Federal income tax purposes. In connection with the preceding sentence, the Delaware Trustee shall have no duty to determine whether any action it takes complies with the preceding sentence and shall be entitled to rely conclusively on an opinion of counsel with respect to any such matters.

     SECTION 6.2 GENERAL DUTIES. It shall be the duty of the Delaware Trustee to discharge, or cause to be discharged, all of its responsibilities pursuant to the terms of the Trust Agreement, or any other documents or instruments to which it is a party, and to administer the Trust, in accordance with the provisions of the Trust Agreement and the other Program Documents and any other documents or instruments to which the Trust is a party. Notwithstanding the foregoing, the Delaware Trustee shall be deemed to have discharged its duties and responsibilities under the Trust Agreement and any other documents or instruments to which the Trust is a party to the extent (a) such duties and responsibilities shall have been performed by the Administrator and (b) the Administrator is required or permitted under the Trust Agreement, under the Administrative Services Agreement or under any other documents or instruments to which the Trust is a party, to perform such act or discharge such duty of the Delaware Trustee or the Trust; PROVIDED, HOWEVER, that the Delaware Trustee shall not be held liable for the default or failure of the Administrator to carry out its required obligations under the Trust Agreement or thereunder but only to the extent such obligations are not also required to be carried out by the Delaware Trustee.

     SECTION 6.3 SPECIFIC DUTIES.

     (a) The Delaware Trustee will manage the business and affairs of the Trust in accordance with the terms of the Delaware Statutory Trust Act; PROVIDED, HOWEVER, that the Delaware Trustee undertakes to perform only such duties as are specifically set forth in the Trust Agreement and as it may be directed from time to time by the Administrator, the Trust Beneficial Owner and the Indenture Trustee in accordance with the terms of the Trust Agreement and the Indenture.

     (b) The Delaware Trustee agrees that it will not manage, control, use, sell, dispose of or otherwise deal with the Collateral except as expressly required or permitted by the terms of the Trust Agreement and the Indenture.

     (c) The Delaware Trustee shall not take any action, or direct the Administrator to take any action, which would be inconsistent with
          Section 2.8 of the Trust Agreement.

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     SECTION 6.4 ACCEPTANCE OF TRUST AND DUTIES; LIMITATION ON LIABILITY. The
Delaware Trustee accepts the trust created by the Trust Agreement and agrees to perform its duties under the Trust Agreement with respect to the same, but only upon the terms of the Trust Agreement. No implied covenants or obligations shall be read into the Trust Agreement. The Delaware Trustee shall not be liable under the Trust Agreement under any circumstances except for (i) its own willful misconduct, bad faith or gross negligence, (ii) its failure to use ordinary care to disburse funds, or (iii) the inaccuracy of any representation or warranty contained in the Trust Agreement expressly made by the Delaware Trustee. In particular (but without limitation), subject to the exceptions set forth in the preceding sentence:

     (a) the Delaware Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless such error of judgment constitutes gross negligence;

     (b) the Delaware Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written instructions of the Administrator, the Trust Beneficial Owner or the Indenture Trustee or pursuant to the advice of counsel, accountants or other experts selected by it in good faith, so long as such action or omission is consistent with the terms of the Trust Agreement and the Indenture;

     (c) no provision of the Trust Agreement shall require the Delaware Trustee to expend or risk personal funds or otherwise incur any financial liability in the performance of any of its rights or powers under the Trust Agreement if the Delaware Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

     (d) under no circumstances shall the Delaware Trustee be liable for indebtedness or other obligations evidenced by or arising under the Trust Agreement, any Funding Agreement or any related document, including the principal of and interest on the Notes;

     (e) the Delaware Trustee shall not be responsible for, or in respect of, the validity or sufficiency of the Trust Agreement or any related document or for the due execution of the Trust Agreement or thereof by any party (except by the Delaware Trustee itself) or for the form, character, genuineness, sufficiency, value or validity of any of the Collateral, other than, the signature and countersignature of the Delaware Trustee on any of the Program Documents and the execution of any certificate;

     (f) the Delaware Trustee shall (i) not be liable for any action, inaction, default or misconduct of the Administrator, the Indenture Trustee or any Paying Agent under the Indenture, the Notes or any related documents or otherwise, and (ii) not have any obligation or liability to perform the obligations of the Trust under the Trust Agreement or any related document or under any Federal, state, foreign or local tax or securities law, in each case, that are required to be performed by other

          Persons, including the Administrator under the Trust or under the Administrative Services Agreement or the Indenture Trustee under the Indenture;

     (g) the Delaware Trustee shall not be liable for any action, inaction, default or misconduct of Allstate Life, and the Delaware Trustee shall not have any obligation or liability to perform the obligations of Allstate Life under the Funding Agreements or any related documents;

     (h) the Delaware Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by the Trust Agreement, or to institute, conduct or defend any litigation under the Trust Agreement or otherwise or in relation to the Trust Agreement or any related document, at the request, order or direction of any Person unless such Person has offered to the Delaware Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Delaware Trustee. The right of the Delaware Trustee to perform any discretionary act enumerated in the Trust Agreement or in any related document shall not be construed as a duty, and the Delaware Trustee shall not be answerable in connection therewith other than for its gross negligence or willful misconduct in the performance of any such act;

     (i) except as expressly provided in the Trust Agreement, in accepting the trusts created by the Trust Agreement, the Delaware Trustee acts solely as trustee under the Trust Agreement and not in its individual capacity, and all Persons having any claim against the Delaware Trustee by reason of the transactions contemplated by the Trust Agreement shall look only to the Trust's property for payment or satisfaction thereof;

     (j) the Delaware Trustee shall not have any responsibility or liability for or with respect to the genuineness, value, sufficiency or validity of any Collateral, and the Delaware Trustee shall in no event assume or incur any liability, duty or obligation to the Administrator, the Trust Beneficial Owner or any other Person other than as expressly provided for in the Trust Agreement;

     (k) the Delaware Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document;

     (l) every provision of the Trust Agreement relating to the Delaware Trustee shall be subject to the provisions of this Article 6;

     (m) except in accordance with the written instructions furnished by the Trust Beneficial Owner or as provided in the Trust Agreement, the Delaware Trustee shall have no duty (i) to see to any recording or filing of any document, (ii) to confirm or verify any financial statements of the Administrator, the Trust Beneficial Owner or the Indenture Trustee, (iii) to inspect the Administrator's, the Trust Beneficial Owner's or the Indenture Trustee's books and records at any time or (iv) to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against any part of the Trust, except to the extent the Delaware Trustee has received funds, on behalf of the Trust, pursuant to the Support Agreement from Allstate Life in satisfaction of any such tax, assessment or other governmental charge or any lien or encumbrance of any kind and in accordance with payment or transfer instructions provided by Allstate Life;

     (n) the Delaware Trustee shall have no duty or obligation to manage, control, use, sell, dispose of or otherwise deal with the Trust or to otherwise take or refrain from taking any action under the Trust Agreement, except as expressly required by the terms of the Trust Agreement, or as expressly provided in written instructions from the Administrator, and in no event shall the Delaware Trustee have any implied duties or obligations under the Trust Agreement; the Delaware Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the property of the Trust which result from claims against the Delaware Trustee personally that are not related to the ownership or the administration of the property of the Trust or the transactions contemplated by the Program Documents;

     (o) the Delaware Trustee shall not be required to take any action under the Trust Agreement unless the Delaware Trustee shall have been indemnified by the Trust, in manner and form satisfactory to the Delaware Trustee, against any liability, cost or expenses (including counsel fees and disbursements) which may be incurred in connection therewith, and, in addition, the Trust shall pay the reasonable compensation of the Delaware Trustee for the services performed; PROVIDED, THAT the Delaware Trustee shall not be indemnified by any Person for the Delaware Trustee's willful misconduct, bad faith or gross negligence, its failure to use ordinary care to disburse funds or the inaccuracy of its own representations or warranties, made in its individual capacity, contained in the Trust Agreement;

     (p) the Delaware Trustee shall not be required to take any action under the Trust Agreement if the Delaware Trustee shall reasonably determine or shall have been advised by counsel that such action is contrary to the terms of the Trust Agreement or is otherwise contrary to law;

     (q) the Delaware Trustee may fully rely upon and shall have no liability in connection with calculations or instructions forwarded to the Delaware Trustee by the Administrator or the Indenture Trustee, nor shall the Delaware Trustee have any obligation to furnish information to any Person if it has not received such information as it may need from the Administrator, the Indenture Trustee or any other Person;

     (r) the Delaware Trustee shall not be liable with respect to any act or omission in good faith in accordance with the advice or direction of the Administrator or the Indenture Trustee. Whenever the Delaware Trustee is unable to decide between alternative courses of action permitted or required by the terms of the Trust

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          Agreement, or is unsure as to the application, intent, interpretation or meaning of any provision of the Trust Agreement, the Delaware Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Administrator requesting instructions as to the course of action to be adopted, and, to the extent the Delaware Trustee acts in good faith in accordance with any such instruction received, the Delaware Trustee shall not be liable on account of such action to any Person. If the Delaware Trustee shall not have received appropriate instructions within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances), it may, but shall be under no duty to, take or refrain from taking such action which is consistent, in its view, with the Trust Agreement and as it shall deem to be in the best interest of the Trust Beneficial Owner, and the Delaware Trustee shall have no liability to any Person for such action or inaction;

     (s) in no event whatsoever shall the Delaware Trustee be personally liable for any representation, warranty, covenant, agreement, indebtedness or other obligation of the Trust;

     (t) the Delaware Trustee shall incur no liability if, by reason of any provision of any present or future law or regulation thereunder, or by any force majeure event, including but not limited to natural disaster, war or other circumstances beyond its control, the Delaware Trustee shall be prevented or forbidden from doing or performing any act or thing which the terms of the Trust Agreement provide shall or may be done or performed; and

     (u) notwithstanding anything contained herein to the contrary, the Delaware Trusteee shall not be required to execute, deliver or certify on behalf of the Trust any filings, certificates, affidavits or other instruments required under the Sarbanes-Oxley Act of 2002.

     SECTION 6.5 RELIANCE; ADVICE OF COUNSEL.

     (a) The Delaware Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it in good faith to be genuine and signed by the proper party or parties. The Delaware Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed in the Trust Agreement, the Delaware Trustee may for all purposes of the Trust Agreement rely on a certificate, signed by the president or any vice president or by the treasurer or any assistant treasurer or the secretary or any assistant secretary of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Delaware Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

     (b)  In the exercise or administration of the Trust, the Delaware Trustee
          (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them; PROVIDED THAT, the Delaware Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Delaware Trustee in good faith and with reasonable

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          care, and (ii) may consult with counsel, accountants and other skilled
          Persons to be selected in good faith and with reasonable care and employed by it, and it shall not be liable for anything done, suffered or omitted to be done in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other skilled Persons.

     SECTION 6.6 DELEGATION OF AUTHORITIES AND DUTIES. The Delaware Trustee delegates to the Administrator all duties required to be performed by the Administrator pursuant to the terms of the Trust Agreement and the Administrative Services Agreement. The Delaware Trustee undertakes no responsibility for the performance, or non-performance, of any duties delegated to the Administrator under the Trust Agreement, the Administrative Services Agreement or the Indenture, as applicable.

     SECTION 6.7 INDEMNIFICATION. The Trust hereby agrees, whether or not any of the transactions contemplated by the Trust Agreement shall be consummated, to assume liability for, and hereby indemnifies, protects, saves and keeps harmless the Delaware Trustee, and its officers, directors, successors, assigns, legal representatives, agents and servants (each an "Indemnified Person"), from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Delaware Trustee on or measured by any compensation received by the Delaware Trustee, claims, actions, investigations, proceedings, costs, expenses or disbursements (including, without limitation, reasonable legal fees and expenses, subject to the limitations contained in the preceding paragraphs) of any kind and nature whatsoever which may be imposed on, incurred by or asserted at any time against an Indemnified Person (whether or not also indemnified against by any other person but in all cases subject to the following two paragraphs) in any way relating to or arising out of (i) the Trust Agreement or any of the other agreements to which the Trust is or becomes a party or the enforcement of any of the terms of any thereof or the administration of the assets of the Trust or the action or inaction of the Delaware Trustee under the Trust Agreement, except where any such claim for indemnification has arisen as a result of the willful misconduct or gross negligence on the part of the Delaware Trustee, or the Delaware Trustee's failure to use ordinary care to disburse funds or the performance or nonperformance of its duties under the Trust Agreement or any of the other agreements to which the Trust becomes a party.

                                    ARTICLE 7
                    DISSOLUTION, LIQUIDATION AND TERMINATION

     SECTION 7.1 DISSOLUTION UPON TRUST EXPIRATION DATE. Unless earlier dissolved, the Trust shall automatically dissolve on the Trust Expiration Date.

     SECTION 7.2 TERMINATION OF AGREEMENT. The Trust Agreement and the Trust created by the Trust Agreement shall dissolve, wind-up and terminate in accordance with Section 3808 of the Delaware Statutory Trust Act upon the latest to occur of:

     (a) a distribution by the Delaware Trustee of all funds and other property of the Trust upon the liquidation of the Trust pursuant to Section 7.3 of the Trust Agreement;

     (b) the payment of, or reasonable provision for payment of, all expenses and other liabilities owed by the Trust; and

     (c) the performance of all administrative actions by the Delaware Trustee and the Administrator necessary to accomplish the purposes of the Trust, including the performance of any tax reporting obligations with respect to the Trust or the Holders.

     The Trust shall dissolve only as provided in this Article 7, and otherwise no Person, including the Indenture Trustee, the Administrator and the Trust Beneficial Owner, shall be entitled to revoke or dissolve the Trust. The Administrator shall act as the liquidator of the Trust and shall be responsible for directing the Delaware Trustee to take all required actions in connection with 'winding up the Trust. The Delaware Trustee shall have no liability for following such direction to the extent it acts in good faith.

     Upon the last event to occur as described above, the Delaware Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of
Section 3810 of the Delaware Statutory Trust Act, at which time the Trust and the Trust Agreement shall terminate.

     SECTION 7.3 LIQUIDATION; DISTRIBUTIONS. On the Trust Expiration Date, the Trust shall be wound-up by the Delaware Trustee pursuant to Section 7.2 and in accordance with Section 3808(d) and (e) of the

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Delaware Statutory Trust Act, and the remaining Collateral and any other assets held in the Trust shall be liquidated, and distributed in the following order of priority:

     FIRST, to pay all amounts due and unpaid on the Notes and any other amounts due and payable in accordance with the Indenture and

     SECOND, any remaining funds and other property shall be paid to the Trust Beneficial Owner.

                                    ARTICLE 8
                   SUCCESSOR AND ADDITIONAL DELAWARE TRUSTEES

     SECTION 8.1 ELIGIBILITY REQUIREMENTS FOR THE DELAWARE TRUSTEE. The Delaware Trustee shall at all times (a) be a Person satisfying the provisions of Section 3807(a) of the Delaware Statutory Trust Act, (b) be authorized to exercise corporate trust powers, (c) have a combined capital and surplus of at least $50,000,000 and be subject to supervision or examination by Federal or State authorities, (d) have (or have a parent which has) a rating of at least Baa3 by Moody's or BBB- by Standard & Poor's, (e) be a "bank" within the meaning of
Section 581 of the Code and (f) be a "United States person" within the meaning of Section 7701(a)(30) of the Code. In addition, the Delaware Trustee shall be an entity with its Corporate Trust Office in the State of Delaware. If the Delaware Trustee shall publish reports of condition at least annually, pursuant to applicable law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 8.1, the combined capital and surplus of the Delaware Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Delaware Trustee shall cease to be eligible in accordance with the provisions of this Section 8.1, the Delaware Trustee shall resign immediately in the manner and with the effect specified in Section 8.2.

     SECTION 8.2 RESIGNATION OR REMOVAL OF THE DELAWARE TRUSTEE. The Delaware Trustee may resign as Delaware Trustee, or the Administrator, acting on behalf of the Trust, may, in its sole discretion, remove the Delaware Trustee, in each case with thirty (30) days' prior notice to the Delaware Trustee, the Indenture Trustee and each Rating Agency then rating the Program or the Notes. Upon any resignation or removal of the Delaware Trustee, the Administrator, acting on behalf of the Trust, shall appoint a successor Delaware Trustee whereupon such successor Delaware Trustee shall succeed to the rights, powers and duties of the Delaware Trustee, and the term "Delaware Trustee" shall thereupon mean such successor Delaware Trustee effective upon such appointment and approval, and the predecessor Delaware Trustee's powers and duties as Delaware Trustee shall be terminated, without any other or further act or deed on the part of such predecessor Delaware Trustee or any of the parties to the Trust Agreement or any holders of the obligations owing hereunder; PROVIDED, that if at any time the Delaware Trustee shall cease to be eligible in accordance with Section 8.1 and shall have not resigned, or if at any time the Delaware Trustee, shall become incapable of acting or shall be adjudged bankrupt or insolvent, or a receiver for the Delaware Trustee or for its property shall be appointed, or any public officer shall take charge or control of the Delaware Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Administrator may remove the Delaware Trustee. On and after the effective date of any resignation or removal of the Delaware Trustee hereunder, the provisions of this Article 8 shall inure to its benefit as to any actions taken or

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omitted to be taken by it while it was Delaware Trustee under the Trust
Agreement. Any such resignation or removal shall become effective following the appointment of a successor Delaware Trustee in accordance with the provisions of this Section 8.2.

     If no successor Delaware Trustee shall be appointed and shall have accepted such appointment within thirty (30) days after the aforesaid notice of resignation or removal, the Trust (or the Administrator, acting on its behalf) or the resigning Delaware Trustee may apply to any court of competent jurisdiction to appoint a successor Delaware Trustee to act until such time, if any, as a successor Delaware Trustee shall have been appointed as provided in this Section 8.2. Any successor so appointed by such court shall immediately and without further act be superseded by any successor Delaware Trustee appointed pursuant to this Section 8.2.

     Any resignation or removal of the Delaware Trustee and appointment of a successor Delaware Trustee pursuant to any of the provisions of this Section 8.2 shall not become effective until all fees and expenses, including any indemnity payments, due to the outgoing Delaware Trustee have been paid and until acceptance of appointment by the successor Delaware Trustee pursuant to Section 8.3.

     If at any time the Delaware Trustee shall resign or be removed or otherwise become incapable of acting, or if at any time a vacancy shall occur in the office of the Delaware Trustee for any other cause, a successor Delaware Trustee shall be appointed as set forth in this Section 8.2. The powers, duties, authority and title of the predecessor Delaware Trustee shall be terminated and canceled without any formality (except as may be required by applicable law) other than appointment and designation of a successor Delaware Trustee in writing duly acknowledged and delivered to the predecessor Delaware Trustee and the Trust.

     SECTION 8.3 SUCCESSOR DELAWARE TRUSTEE. Each successor Delaware Trustee appointed pursuant to Section 8.2 shall execute, acknowledge and deliver to the Administrator, the Trust Beneficial Owner and the predecessor Delaware Trustee an instrument accepting such appointment under the Trust Agreement, and thereupon the resignation or removal of the predecessor Delaware Trustee shall become effective, the resigning Delaware Trustee shall be released of all duties and trusts under the Trust Agreement and such successor Delaware Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under the Trust Agreement, with like effect as if originally named as Delaware Trustee. The predecessor Delaware Trustee shall deliver to the successor Delaware Trustee all documents and statements and funds held by it under the Trust Agreement; and the Administrator and the predecessor Delaware Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Delaware Trustee all such rights, powers, duties and obligations.

     Any successor Delaware Trustee appointed under the Trust Agreement shall promptly file an amendment to the Certificate of Trust with the Secretary of State identifying the name and principal place of business of such successor Delaware Trustee in the State of Delaware.

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

     No successor Delaware Trustee shall accept appointment as provided in this
Section 8.3 unless at the time of such acceptance such successor Delaware Trustee shall be eligible pursuant to Section 8.1.

     Upon acceptance of appointment by a successor Delaware Trustee pursuant to this Section 8.3, the Administrator shall mail notice of such appointment to the Indenture Trustee and each Rating Agency then rating the Program or the Notes. If the Administrator shall fail to mail such notice within ten (10) days after acceptance of appointment by the successor Delaware Trustee, the successor Delaware Trustee shall cause such notice to be mailed in the manner aforesaid.

     SECTION 8.4 MERGER OR CONSOLIDATION OF DELAWARE TRUSTEE. Any Person into which the Delaware Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Delaware Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Delaware Trustee, shall, without the execution or filing of any instrument or any further act on the part of any of the parties to the Trust Agreement, anything in the Trust Agreement to the contrary notwithstanding, be the successor of the Delaware Trustee under the Trust Agreement; PROVIDED, such Person shall be eligible pursuant to Section 8.1.

     SECTION 8.5 APPOINTMENT OF CO-DELAWARE TRUSTEE OR SEPARATE DELAWARE
TRUSTEE.

     (a) Notwithstanding any other provisions of the Trust Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of any Collateral may at the time be located, the Administrator and the Delaware Trustee shall at any time have the power and shall execute and deliver all instruments necessary to appoint one or more Persons approved by the Delaware Trustee to act as co-Delaware Trustee, jointly with it, or as separate Delaware Trustee or separate Delaware Trustees, of all or any part of any Collateral and, subject to Section 4.4 of the Trust Agreement, to vest in such Person, in such capacity, such title to any Collateral, or any part thereof, and, subject to the other provisions of this Section 8.5, such powers, duties, obligations, rights and trusts as the Administrator and the Delaware Trustee may deem necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Delaware Trustee alone shall have the power to make such appointment. No co-Delaware Trustee or separate Delaware Trustee under the Trust Agreement shall be required to meet the terms of eligibility as a successor Delaware Trustee pursuant to Section 8.1 and no notice of the appointment of any co-Delaware Trustee or separate Delaware Trustee shall be required; PROVIDED, HOWEVER, that any co-Delaware Trustee or separate Delaware Trustee must be a "United States person" within the meaning of Section 7701(a)(30) of the Code and a "bank" within the meaning of Section 581 of the Code.

     (b) Each separate Delaware Trustee and co-Delaware Trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all rights, powers, duties, and obligations conferred or imposed upon the Delaware Trustee shall be conferred or imposed upon and exercised or performed by the Delaware Trustee and such separate Delaware Trustee or co-Delaware Trustee jointly (it being understood that such separate Delaware Trustee or co-Delaware Trustee is not authorized to act separately without the Delaware Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Delaware Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate Delaware Trustee or co-Delaware Trustee, but solely at the discretion of the Delaware Trustee;

          (ii) the Administrator and the Delaware Trustee acting jointly may at any time accept the resignation of or remove any separate Delaware Trustee or co-Delaware Trustee; and

          (iii) no Delaware Trustee shall be personally liable by reason of the act or omission of any other Delaware Trustee under the Trust Agreement.

     (c) Any notice, request or other writing given to the Delaware Trustee shall be deemed to have been given to each of the then separate Delaware Trustee and co-Delaware Trustee, as effectively as if given to each of them. Every instrument appointing any separate Delaware Trustee or co-Delaware Trustee shall refer to this Section 8.5 and the conditions of this Article 8. Each separate Delaware Trustee and co-Delaware Trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instruments of appointment, either jointly with the Delaware Trustee or separately, as may be provided therein, subject to all the provisions of the Trust Agreement, specifically including every provision of the Trust Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Delaware Trustee. Each such instrument shall be filed with the Delaware Trustee and a copy thereof given to the Administrator.

     (d) Any separate Delaware Trustee or co-Delaware Trustee may at any time appoint the Delaware Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of the Trust Agreement on its behalf and in its name. If any separate Delaware Trustee or co-Delaware Trustee shall become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Delaware Trustee, to the extent permitted by law, without the appointment of a new or successor Delaware Trustee.

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

     SECTION 8.6 DELAWARE TRUSTEE MAY OWN NOTES. Except to the extent prohibited under the terms of the Notes, the Delaware Trustee, in its individual or any other capacity, may become the beneficial owner or pledgee of Notes, to the extent that such ownership does not inhibit the Trust from relying on the applicable exemption from registration as an "investment company" under the Investment Company Act, with the same rights as it would have if it were not the Delaware Trustee; PROVIDED, THAT any Notes so owned or pledged shall not be entitled to participate in any decisions made or instructions given to the Delaware Trustee or the Indenture Trustee by the Holders as a group. Except as provided in this Section 8.6, the Delaware Trustee may deal with the Trust and the Trust Beneficial Owner in banking and trustee transactions with the same rights as it would have if it were not the Delaware Trustee.

                                    ARTICLE 9
                            MISCELLANEOUS PROVISIONS

     SECTION 9.1 LIMITATION ON RIGHTS OF OTHERS.

     The death, bankruptcy, termination, dissolution or incapacity of any Person having an interest, beneficial or otherwise, in the Trust shall not operate to terminate the Trust Agreement, nor to annul, dissolve or terminate the Trust, nor to entitle the legal successors, representatives or heirs of any such Person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding up of the arrangements contemplated by the Trust Agreement, nor otherwise affect the rights, obligations and liabilities of the parties to the Trust Agreement or any of them.

     SECTION 9.2 AMENDMENTS.

     (a) The Trust Agreement may be amended from time to time by the Delaware Trustee and the Administrator by a written instrument executed by the Delaware Trustee and the Administrator, in any way that is not inconsistent with the intent of the Trust Agreement, including, without limitation to: (i) cure any ambiguity, (ii) correct, supplement or modify any provision of the Trust Agreement that is inconsistent with another provision of the Trust Agreement or (iii) modify, eliminate or add to any provisions of the Trust Agreement to the extent necessary to ensure that the Trust will, at all times, for United States Federal income tax purposes will be either ignored or treated as a grantor trust or to ensure that the Trust will not be required to register as an investment company under the Investment Company Act and no such amendment shall require the consent of any other Person, except to the extent specified in Sections 9.2(c) and 9.2(d).

     (b) So long as any Notes remain outstanding, except as provided in Sections 9.2(c) and 9.2(d), any amendment to the Trust Agreement that would adversely affect, in any material respect, the terms of any Notes, other than any amendment of the type contemplated by clause
          (iii) of Section 9.2(a), shall require the prior consent of the Holders of a majority of the outstanding principal amount of the Notes.

     (c) So long as any Notes remain outstanding, the Trust Agreement may not be amended to (i) change the amount or timing of any payment of any Notes or (ii)

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          impair the right of any Holder to institute suit for the enforcement of any right for principal and interest or other distribution without the consent of each affected Holder.

     (d) The Delaware Trustee shall not be required to enter into any amendment to the Trust Agreement which adversely affects its own rights, duties or immunities under the Trust Agreement.

     (e) Prior to the execution of any amendment to the Trust Agreement, the Delaware Trustee shall be entitled to an opinion of counsel as to whether such amendment is permitted by the terms of the Trust Agreement and whether all conditions precedent to such amendment have been met, in each case under the laws of the State of Delaware.

     (f) Promptly after the execution of any such amendment or consent, the Administrator shall furnish a copy of such amendment or consent (including those obtained or effected by the Trust Agreement) to the Indenture Trustee, the Trust Beneficial Owner, the Agents and the Rating Agencies.

     (g) Contemporaneously with, or promptly after, the execution of any amendment to the Trust Agreement requiring amendment to the Certificate of Trust, the Delaware Trustee shall cause the filing of such amendment to the Certificate of Trust with the Secretary of State.

     (h) Notwithstanding any other provision of the Trust Agreement, no amendment to the Trust Agreement may be made (i) if such amendment would cause (A) the Trust not to be either ignored or treated as a "grantor trust" for United States Federal income tax purposes or (B) the Notes to be treated as other than indebtedness of Allstate Life and (ii) no amendment to the Trust Agreement may be made without the prior consent of Allstate Life.

     SECTION 9.3 NOTICES. All demands, notices, instructions and other communications shall be in writing (including telecopied or telegraphic communications) and shall be personally delivered, mailed or transmitted by telecopy or telegraph, respectively, addressed as set forth below (or, in the case of any other relevant party, addressed as set forth in a separate notice delivered to all relevant parties):

          If to Delaware Trustee:

          Wilmington Trust Company
          Rodney Square North
          1100 North Market Street
          Wilmington, DE 19890-0001
          Attention: Corporate Trust Administration
          Facsimile: (302) 636-4140

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

          If to the Trust Beneficial Owner:

          Allstate Life Global Funding
          c/o AMACAR Pacific Corp.
          6525 Morrison Boulevard, Suite 318
          Charlotte, North Carolina 28211
          Attention: President
          Facsimile: (704) 365-1632

          If to the Administrator:

          AMACAR Pacific Corp.
          6525 Morrison Blvd., Suite 318
          Charlotte, North Carolina 28211
          Attention: Douglas K. Johnson
          Facsimile: (704) 365-1632

          with a copy to:

          Tannenbaum Helpern Syracuse & Hirschtritt LLP
          900 3rd Avenue
          New York, NY 10022
          Attention: Stephen Rosenberg
          Facsimile: -

          If to the Indenture Trustee:

          J.P. Morgan Trust Company, National Association
          201 North Central Avenue
          Phoenix, AZ 85004
          Attention: -
          Facsimile: -

          If to the Rating Agencies:

          Standard & Poor's Ratings Services,
          a division of The McGraw-Hill Companies, Inc.
          55 Water Street
          New York, NY 10041
          Attention: Capital Markets
          Facsimile: (212) 438-5215

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

          Moody's Investors Service Inc.
          99 Church Street
          New York, NY 10007
          Attention: Life Insurance Group
          Facsimile: (212) 553-4805

or at such other address as shall be designated by any such party in a written notice to the other parties. Notwithstanding the foregoing, any notice required or permitted to be mailed to the Trust Beneficial Owner shall be given by first class mail, postage prepaid, at Allstate Life Global Funding, c/o AMACAR Pacific Corp., 6525 Morrison Blvd., Suite 318, Charlotte, North Carolina 28211, and any notices mailed within the time prescribed in the Trust Agreement shall be conclusively presumed to have been duly given, whether or not the Trust Beneficial Owner received such notice. Any notice required or permitted to be mailed to any Holder of a Note shall be given as specified in the Indenture.

     SECTION 9.4 NO RECOURSE. The Trust Beneficial Owner acknowledges that its beneficial interest in the Trust does not represent an obligation of Allstate Life, the Delaware Trustee, the Administrator, the Indenture Trustee or any Affiliate of any of the foregoing and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in the Trust Agreement or the Indenture.

     SECTION 9.5 LIMITED RECOURSE. Notwithstanding anything to the contrary contained in the Trust Agreement, the obligations of the Trust under the Trust Agreement and all Program Documents and other documents or instruments entered into by the Trust, are solely the obligations of the Trust and shall be payable solely to the extent of funds received by and available to the Trust under the Funding Agreements, the other Collateral and the Support Agreement. No recourse shall be had for the payment of any amount owing in respect of any obligation of, or claim against, the Trust arising out of or based upon the Trust Agreement, the Notes or any other Program Document against any holder of a beneficial interest, employee, agent, officer or Affiliate of the Trust and, except as specifically provided in the Trust Agreement and in the other Program Documents, no recourse shall be had for the payment of any amount owing in respect of any obligation of, or claim against, the Trust arising out of or based upon the Trust Agreement, the Notes or any other Program Documents against the Indenture Trustee, the Delaware Trustee, the Administrator, Allstate Life, the Agents or any of their respective holders of beneficial interests, employees, agents, officers, directors, incorporators or Affiliates.

     SECTION 9.6 NO PETITION. To the extent permitted by applicable law, each of the Delaware Trustee and the Administrator covenants and agrees, and the Trust Beneficial Owner by its acceptance of a beneficial interest in the Trust will be deemed to have covenanted and agreed, that it will not institute against, or join with any other Person in instituting against, the Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any applicable bankruptcy or similar law. This Section 9.6 shall survive termination of the Trust Agreement.

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     SECTION 9.7 GOVERNING LAW. The Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its choice of law principles.

     SECTION 9.8 SEVERABILITY. If any provision in the Trust Agreement shall be invalid, illegal or unenforceable, such provisions shall be deemed severable from the remaining provisions of the Trust Agreement and shall in no way affect the validity or enforceability of such other provisions of the Trust Agreement.

     SECTION 9.9 THIRD PARTY BENEFICIARIES. The Trust Agreement shall inure to the benefit of and be binding upon the parties to the Trust Agreement and their respective successors and permitted assigns. Except as otherwise provided in the Trust Agreement, no other Person shall have any right or obligation under the Trust Agreement.

     SECTION 9.10 COUNTERPARTS. The Trust Agreement and any amendments, modifications, restatements, supplements and/or replacements of the Trust Agreement, or waivers or consents to the Trust Agreement, may be executed in any number of counterparts, and by different parties to the Trust Agreement in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, when taken together, shall constitute one and the same instrument. The Trust Agreement shall become effective upon the execution of a counterpart to each of the parties to the Trust Agreement.

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